UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2006

PLANAR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-23018	93-0835396
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1195 NW Compton Drive

Beaverton, Oregon 97006

(503) 748-1100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 18, 2006, Planar Systems, Inc., an Oregon corporation (“Planar”), Cornell Acquisition Corporation, an Oregon corporation and a wholly-owned subsidiary of Planar (“Merger Sub”), Clarity Visual Systems, Inc., an Oregon corporation (“Clarity”), and, with respect to Article VIII and Article X thereof, Paul E. Gulick, as Shareholder Representative, and Mellon Investor Services LLC, as Escrow Agent, entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Clarity will merge with and into Merger Sub, with Merger Sub continuing as the surviving corporation and a wholly-owned subsidiary of Planar (the “Merger”).

Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of Clarity capital stock will be canceled and automatically converted into the right to receive that amount of cash and that number of shares of Planar common stock as set forth in the Merger Agreement. The Merger Agreement provides for an aggregate purchase price of approximately $46 million, which may increase or decrease based on certain purchase price adjustments applied at closing to reflect changes in balance sheet items and the number of outstanding shares of Clarity capital stock. Half of the purchase price will be paid in the form of Planar common stock and half will be paid in cash. The stock price to be used for purposes of determining the aggregate number of shares of Planar common stock issuable to Clarity shareholders will be $12.07 per share, the weighted average trading price of Planar’s common stock for the ten consecutive trading days ending on the second trading day immediately prior to the date of the Merger Agreement. An amount equal to $5 million in cash and Planar common stock will be subject to an escrow arrangement. All options to purchase Clarity common stock that are outstanding at the effective time of the Merger will be assumed by Planar.

Planar and Clarity have made customary representations, warranties and covenants in the Merger Agreement. The representations and warranties contained in the Merger Agreement were made for the purposes of allocation of risk between the parties and as conditions to closing, may be subject to exceptions set forth in the disclosure schedules provided in accordance with the Merger Agreement, and are not necessarily accurate or complete as made and should not be relied upon by any shareholder of Planar or Clarity or any potential investor. Clarity’s covenants include, among others, that (i) Clarity will conduct its business in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the consummation of the Merger, and will not engage in certain kinds of transactions during that period, (ii) Clarity will not solicit proposals relating to alternative business combination transactions and, subject to certain exceptions, will not enter into discussions concerning, or provide confidential information in connection with, alternative business combination transactions, and (iii) subject to certain exceptions, Clarity’s board of directors will recommend that its shareholders approve the Merger Agreement.

Completion of the Merger is subject to customary conditions, including (i) approval of the Merger Agreement by the shareholders of Clarity, (ii) absence of any law or order prohibiting the consummation of the Merger, (iii) receipt of applicable regulatory approvals, (iv) the accuracy of the representations and warranties of each party, (v) compliance of each party with its covenants, and (vi) the absence of any material adverse effect on either party. In addition, completion of the Merger is conditioned upon each party’s receipt of an opinion of counsel to the effect that the Merger will constitute a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

The Merger Agreement contains certain termination rights for both Planar and Clarity, and further provides that, upon termination of the Merger Agreement under specified circumstances, Clarity may be required to pay Planar a termination fee.

Following the closing of the Merger, Paul E. Gulick, president and chief executive officer of Clarity, will become vice president and chief technology officer of Planar. Kris Gorriaran, senior vice president, sales and marketing of Clarity, will become Planar’s vice president and general manager of the newly-acquired business group.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

In connection with the execution of the Merger Agreement, each member of Clarity’s Board of Directors, in their capacities as shareholders, and certain other shareholders, entered into a Voting Agreement with Planar (each, a “Voting Agreement”), pursuant to which, among other things, each member of the Board and each of such other shareholders agreed with Planar to vote in favor of the Merger and agreed not to dispose of any shares of Clarity capital stock held by such member of the Board or shareholder prior to the consummation of the Merger. The Voting Agreements will terminate upon the earlier of the consummation of the Merger or the termination of the Merger Agreement. The foregoing description of the Voting Agreements is qualified in its entirety by reference to the complete text of the Voting Agreements, a form of which is filed as Exhibit 2.2 hereto, and is incorporated herein by reference.

Additional Information about the Merger and Where to Find It

In connection with the Merger, Planar intends to file with the Securities and Exchange Commission a registration statement on Form S-4 that will contain a Proxy Statement/Prospectus. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they become available because they will contain important information about Planar, Clarity and the Merger. The Proxy Statement/Prospectus and other relevant materials (when they become available), and any other documents filed by Planar with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of other documents filed with the SEC by Planar by directing a written request to: Planar Systems, Inc., 1195 N.W. Compton Drive, Beaverton, OR 97006, Attention: Investor Relations. Investors and security holders are urged to read the Proxy Statement/Prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the Merger.

Planar and its directors and executive officers and Clarity and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Clarity in connection with the Merger. Information regarding the special interests of these directors and executive officers in the Merger will be included in the Proxy Statement/Prospectus referred to above. Additional information regarding the directors and executive officers of Planar is also included in Planar’s Proxy Statement dated December 22, 2005, which was filed with the SEC on December 29, 2005. This document is available free of charge at the SEC’s web site (www.sec.gov) and from Investor Relations at Planar at the address described above.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

2.1	*	Agreement and Plan of Merger and Reorganization by and among Planar Systems, Inc., Cornell Acquisition Corporation and Clarity Visual Systems, Inc., and, with respect to Article VIII and Article X thereof, Paul E. Gulick, as Shareholder Representative, and Mellon Investor Services LLC, as Escrow Agent, dated as of July 18, 2006.

2.2		Form of Voting Agreement dated as of July 18, 2006 between Planar Systems, Inc. and certain shareholders of Clarity Visual Systems, Inc.

*	Schedules and similar attachments to the Agreement and Plan of Merger and Reorganization have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on July 21, 2006.

PLANAR SYSTEMS, INC.
(Registrant)

By	/s/ Scott Hildebrandt
Scott Hildebrandt
Vice President and Chief Financial Officer